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                       AMENDMENT TO WHOLESALING AGREEMENT

This amendment to the Wholesaling Agreement between Allmerica Financial Life Insurance and Annuity Company (formerly known as SMA Life Assurance Company), First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Allmerica Investments, Inc., (formerly known as SMA Equities, Inc.) and Pioneer Funds Distributor, Inc., dated March 1,
1995, (the "Wholesaling Agreement") is made effective this 18th day of July, 1997.

      In consideration of the mutual benefits and obligations set forth herein, the parties hereby amend the Wholesaling Agreement as follows:

      1. The following paragraph is added to the end of section 9a on page 13:

      If a Contract owner surrenders, pursuant to the "free look" provision, an IRA or a Contract issued in a state which provides for a full refund during the free look period, Pioneer Funds Distributor, Inc. (The "Distributor") will reimburse First Allmerica Financial Life Insurance Company (The "Company") one half (1/2) of the value of any loss incurred by the Company as a result of the surrender. This reimbursement obligation applies only to Contracts issued on or after July 18, 1997, and to situations where the selling broker-Dealer has not agreed pursuant to the Sales Agreement to pay for the loss. The Distributor agrees to pay for such losses once a month on such basis as is mutually agreeable to the parties. In those situations where a Contract is issued with an endorsement providing a return of gross payments to the Contract owner when the "free look" privilege is exercised (as opposed to the return of the greater of gross payments or accumulated value), the Company will pay to the Distributor one half (1/2) of the value of any gain received by the Company as a result of the surrender. Any gains and losses described in this paragraph will be aggregated at the end of each commission cycle and the net amount will be paid on such basis as is mutually agreeable to the parties.

IN WITNESS WHEREOF, the parties hereby agree as of the day and year referenced above.


                                        Allmerica Financial Life Insurance and
                                        Annuity Company


Date: 12/1/97                           By: /s/ Richard M. Reilly
      -----------                           ------------------------------
                                        Name: RICHARD M. REILLY
                                              ----------------------------
                                        Title: PRESIDENT
                                               ---------------------------
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                                        First Allmerica Financial Life Insurance
                                        Company


Date: 12/1/97                           By: /s/ Richard M. Reilly
      -----------                           ------------------------------
                                        Name: RICHARD M. REILLY
                                              ----------------------------
                                        Title: VICE PRESIDENT
                                               ---------------------------

                                        Allmerica Investments Inc.


Date: 12/1/97                           By: /s/ Stephen Parker
      -----------                           ------------------------------
                                        Name: STEPHEN PARKER
                                              ----------------------------
                                        Title: PRESIDENT
                                               ---------------------------

                                        Pioneer Funds Distributor, Inc.
                                        (on its own behalf and on behalf of the
                                        Distributor Agency Affiliates)


Date: 11/20/97                          By: /s/ Robert L. Butler
      -----------                           ------------------------------
                                        Name: ROBERT L. BUTLER
                                              ----------------------------
                                        Title: President
                                               ---------------------------